FOR IMMEDIATE RELEASE

OPAL Fuels Reports Revenue of $235.5 million and 2.2 million MMBtu of RNG Produced in 2022, Representing 42% and 38% Annual Increases

WHITE PLAINS, N.Y. – (March 27, 2023) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL), a leading vertically integrated producer and distributor of renewable natural gas (RNG), today announced financial and operating results for the three and twelve months ended December 31, 2022.

“OPAL Fuels has continued to execute on its strategic and operational goals,” said Co-CEO Adam Comora. “After bringing three RNG projects online in 2022, we now have seven in operation, six under construction and a growing Advanced Development Pipeline.

“RNG production in 2022 grew 38% compared to 2021, and we are forecasting production growth to accelerate to over 50% in 2023. We also expect accelerated production growth in 2024 as our projects in construction become operational. In addition, as projects continue to move into and through our Advanced Development Pipeline (ADP) and into construction, we are setting the foundation for meaningful production growth over the coming years.

“The RNG industry continues to benefit from tailwinds as the potential benefits of the Inflation Reduction Act (IRA) become clearer. Additionally, new pathways under the Renewable Fuel Standard (RFS) such as eRINs are being established and new offtake markets are developing.

“More importantly, the flexibility of OPAL Fuels’ vertically integrated business platform continues to maximize value for stakeholders, reduces volatility from environmental credit pricing and provides optionality as public policy and markets continue to evolve. We expect that in the second half of 2023 we will begin to see the benefits of the IRA’s Investment Tax Credits (ITC) provisions. Additionally, guidance on the 45Z production tax credits, and clarification on the proposed eRIN pathway under the RFS program should be available. This should add to the industry tailwinds, providing meaningful benefits to our vertically integrated business.”

“We anticipate putting at least 2.0 million MMBtu of RNG projects into construction this calendar year,” said Co-CEO Jonathan Maurer. “We also continue to expand our Advanced Development Pipeline1. Recently we added 0.8 million MMBtu of anticipated nameplate capacity to ADP, and now have a total of approximately 8.3 million MMBtu, across 19 projects.

“In addition, as we continue to evaluate projects across the sector, we expect our pipeline of opportunities to grow. We are pleased that some of the development headwinds we experienced in 2022 have begun to subside.”

Financial Highlights
•Revenue for the three and twelve months ended December 31, 2022, was $66.7 million and $235.5 million, respectively, up 9% and 42%, compared to prior-year periods.

•Net income for the three and twelve months ended December 31, 2022, was $32.0 million and $32.6 million, respectively, compared to $21.8 million and $40.8 million, in the same period last year.

•Adjusted EBITDA2 for the three and twelve months ended December 31, 2022, was $20.2 million and $60.7 million, respectively, up 13% and 50%, compared to prior-year periods.

Operational Highlights

•Produced 0.6 million and 2.2 million MMBtu of RNG, for the three and twelve months ended December 31, 2022, up 49% and 38%, compared to prior-year periods.

•Fuel Station Services segment sold, dispensed, and serviced an aggregate of 33.3 million and 115.9 million GGEs of transportation fuel for the three and twelve months ended December 31, 2022, up 21% and 20%, compared to prior-year periods. This volume includes 8.9 million and 29.4 million GGEs of RNG dispensing for the three and twelve months ended December 31, 2022, up 33% and 41%, compared to prior-year periods.

•Recently renewed agreement with UPS to provide operations and maintenance services for 51 fueling stations for an additional ten years.

•During 2022, signed long-term agreements for sales of 10.6 million annual GGE for 17 new OPAL Fuels stations, which are now under construction.

____________________________
1 The Company's Advanced Development Pipeline ("ADP") comprises projects that have been qualified and are reasonably expected to be in construction within the next twelve to eighteen months. The MMBtu associated with these projects is presented as anticipated nameplate capacity. Anticipated nameplate capacity is the Company’s currently anticipated annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

2 Adjusted EBITDA is a non-GAAP measure. A reconciliation of GAAP Net Income to Adjusted EBITDA has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

•As of December 31, 2022, the Company had 137 fueling stations in its dispensing network, of which 26 are under construction. As part of its dispensing network, OPAL Fuels owns 46 fueling stations including 20 sites under construction.

Construction Update

•BioTown dairy RNG project commenced commercial operations in February 2023.

•Anticipate three landfill gas projects to commence operations in 2023
- Emerald RNG in mid-2023, as well as Prince William RNG and Sapphire RNG in the fourth quarter of 2023.

•OPAL Fuels’ share of annual nameplate capacity3 for Emerald, Prince William, and Sapphire projects is approximately 3.8 million MMBtu.

Development Update

•Anticipate placing at least 2.0 million MMBtu of RNG projects (representing OPAL Fuels’ proportional ownership) into construction in 2023.

•Added 0.8 million MMBtu of anticipated nameplate capacity to the Company’s Advanced Development Pipeline4, bringing it to approximately 8.3 million MMBtu across 19 projects, which are primarily landfill gas projects.

•The Advanced Development Pipeline includes four landfill gas-to-electric projects that are candidates for conversion to RNG.

•The Advanced Development Pipeline excludes 12 landfill gas-to-electric projects in our portfolio, which may be available to generate eRINs from a potential new RFS pathway proposed by the EPA in their proposed set rule.

____________________________________________

3 Nameplate capacity is the annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

4 The Company's Advanced Development Pipeline comprises projects that have been qualified and are reasonably expected to be in construction within the next twelve to eighteen months. The MMBtu associated with these projects is presented as anticipated nameplate capacity. Anticipated nameplate capacity is the Company’s currently anticipated annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

2023 Guidance Expectations

•The Company currently estimates that Adjusted EBITDA9 for the full year 2023 will range between $85 and $95 million. This guidance assumes an average annual price of $2.25/gallon for a D3 RIN, $3.00/MMBtu brown gas, and $90/MT LCFS credit pricing and is based off the midpoint of the expected range of expected RNG production. 5

•RNG produced for the full year 2023 is anticipated to range between 3.2 million MMBtu and 3.6 million MMBtu compared with 2.2 million MMBtu in 2022.6

•RNG dispensing volume is anticipated to range between 53 million GGEs and 57 million GGEs, compared with 29.4 million GGEs in 2022, an increase ranging from 80% to 94%.7

All guidance is current as of the date of this release and is subject to change.

($ millions, except production data)	Estimated Full Year 2023 Ranges
RNG Production (million MMBtu) [8]	3.2	—	3.6
RNG Fuel sold as transport fuel (million GGE)	53	—	57
Estimated Adjusted EBITDA [9]	$85	—	$95
Capex	$220	—	$240

___________________

5 Estimated 2023 annualized commodity and environmental attribute sensitivities to 2023 Estimated Adjusted EBITDA are as follows: approximately $8 million change for every $0.25/gallon change in D3 RIN price, a $1.4 million change for every $0.50/MMBtu change in natural gas price, and a $0.4 million change for every $10/MT change in LCFS credit price.

6 Reflects OPAL Fuels proportional ownership with respect to RNG projects owned with joint venture partners.

7Includes volumes sold in OPAL Fuel's proprietary dispensing network as well as third party stations that are serviced and maintained by OPAL Fuels.

8 RNG Production reflects OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners.

9 Estimated Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the full year estimated Adjusted EBITDA to net income, the closest GAAP measure, cannot be provided due to the inherent difficulty in quantifying certain amounts including but not limited to changes in fair value of the derivative instruments and other items, due to a number of factors including the unpredictability of underlying price movements, which may be significant.

Results of Operations

($ thousands of dollars)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue
RNG Fuel	$43,634	$33,294	$126,830	$70,360
Fuel Station Services	13,716	14,880	69,240	50,440
Renewable Power	9,367	12,982	39,461	45,324
Total Revenue	$66,717	$61,156	$235,531	$166,124

Net income	$32,019	$21,819	$32,579	$40,769

Adjusted EBITDA	$20,154	$17,824	$60,744	$40,609

RNG Fuel volume produced (Million MMBtus)	0.6	0.4	2.2	1.6
RNG Fuel volume sold (Million GGEs)	8.9	6.7	29.4	20.8
Total volume delivered (Million GGEs)	33.3	27.6	115.9	96.4

Revenue for the three months ended December 31, 2022, was $66.7 million, an increase of 9%, or $5.6 million, compared to $61.2 million in the prior year. While two of our three business segments experienced growth during the year, the increase was primarily driven by the RNG Fuel segment. Total revenue for the twelve months ended December 31, 2022, was $235.5 million compared to $166.1 million in the prior-year period.

Net income for the three months ended December 31, 2022, was $32.0 million, compared to $21.8 million in the prior year. The fourth quarter includes $33.1 million of change in derivative instruments primarily attributable to our earnout liabilities assumed after the closing of the business combination.

Net income for the twelve months ended December 31, 2022, was $32.6 million compared to $40.8 million for the prior year. Full year 2022 net income was impacted by lower margins reducing our operating income year-over-year and higher transaction costs associated with becoming a public company, offset by change in fair value of derivative instruments.

Adjusted EBITDA2 for the three months ended December 31, 2022, was $20.2 million, reflecting an increase of 13%, compared to $17.8 million for the prior-year period. Adjusted EBITDA for the twelve months ended December 31, 2022, was $60.7 million compared to $40.6 million in the prior-year period.

Timing of Sales of RINs for Gas in Storage

Under generally accepted accounting principles (“GAAP”), the timing of revenue recognition for stand-alone RIN sales contracts is tied to the delivery of the RIN to our counterparties and not the production of the RIN. To better align timing of when costs are recognized for the production of RNG in a current period, in Adjusted EBITDA, we include the value of that RNG, and environmental credits held in inventory.

At December 31, 2022, the Company had biogas in storage from fourth quarter production that was pending certification for generation of environmental credits for the Sunoma dairy RNG project and other third-party supply. Upon completion of certification, RINs and LCFS credits associated with this stored biogas will be monetized under a blend of forward and merchant sales contracts.

Adjusted EBITDA as of December 31, 2022, includes adjustments for $7.4 million of environmental credits that are anticipated to be generated from this stored RNG and other environmental credits held in inventory. Conversely, $7.5 million related to stored gas and environmental credits that was included in third quarter Adjusted EBITDA has been subtracted from fourth quarter Adjusted EBITDA for consistency of presentation.

Segment Revenues

RNG Fuel
Revenue from RNG Fuel was $43.6 million, an increase of $10.3 million, or 31%, for the three months ended December 31, 2022, compared to the three months ended December 31, 2021. This change was attributable primarily due to an increase in environmental credits and brown gas sales driven by additional volumes and higher prices.

For the twelve months ended December 31, 2022, revenue from RNG Fuel increased by $56.5 million, or 80%, compared to the year ended December 31, 2021. This increase was attributable primarily to the impact of a full year of Beacon revenue in 2022 versus only eight months in 2021, an increase from brown gas sales and the sale of environmental credits.

Fuel Station Services
Revenue from Fuel Station Services was $13.7 million, a decrease of $1.2 million, or 8%, for the fourth quarter of 2022, compared to the three months ended December 31, 2021. Revenues from fuel station construction for third parties are recognized on a percentage of completion basis and can fluctuate based on equipment deliveries and the incurrence of the construction expenses.

For the year ended December 31, 2022, revenue from Fuel Station Services increased by $18.8 million, or 37%, compared to the year ended December 31, 2021. This was primarily attributable to an increase from fuel station construction projects which were completed into 2022, coupled with an increase in volumes at existing and new service sites and from the sale of portable fueling stations. We also signed $61 million in third-party fuel station construction contracts during 2022. Third-party construction revenue backlog was approximately $65.7 million at December 31, 2022.

Renewable Power

Revenue from Renewable Power was $9.4 million, a decrease of $3.6 million, or 28%, for the quarter ended December 31, 2022, compared to the fourth quarter of 2021. This is primarily due to the shutdown of one of our electricity generation facilities as our gas rights agreement concluded.

For the twelve months ended December 31, 2022, revenue from Renewable Power decreased by $5.9 million, or 13%, compared to the prior year. In addition to the shut down at the end of the third quarter of one of our electricity generation facilities as our gas rights agreement concluded, this change was attributable to a decrease from the conversion of one of our electricity generation facilities into an RNG facility.

Liquidity

As of December 31, 2022, our liquidity is $257.2 million consisting of cash and cash equivalents of $40.4 million, restricted cash of $36.8 million, plus an additional $65.0 million in short-term investments maturing within 90 days. Our liquidity includes aggregate availability of $105 million senior secured credit facilities after a drawdown of $10.0 million in March 2023.

We believe that our available cash, anticipated cash flows from operations, available lines of credit under existing debt facilities, and access to expected sources of capital will be sufficient to meet our existing commitments and funding needs.

Capital Expenditures

During the year ended 2022, OPAL Fuels invested $108.3 million10 across six RNG projects and 21 owned fueling stations in construction as compared to $30.2 million in 2021.

Earnings Call

A webcast to review OPAL Fuels’ Fourth Quarter and Full Year 2022 results is being held tomorrow, March 28, 2023 at 11:00AM Eastern Time.

Materials to be discussed in the webcast will be available before the call on the Company's website.

Participants may access the call at https://edge.media-server.com/mmc/p/wi45x8o3, and a live webcast will also be available at https://investors.opalfuels.com/news-events/events- presentations.

_____________________

10 Capital Expenditures reflect net investment in RNG projects net of proceeds received from our non-redeemable non-controlling interests. We received $23.1 million and $59.4 million from such parties for the year ended December 31, 2022 and 2021, respectively. These amounts have been excluded to reflect only capital expenditures attributable to OPAL Fuels

Glossary of terms

“Environmental Attributes” refer to federal, state, and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Low Carbon Fuel Standard credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects that promote the use of renewable energy.

“GGE” refers to Gasoline gallon equivalent. It is used to measure the total volume of RNG production that OPAL Fuels expects to dispense each year. The conversion ratio is 1MMBtu equal to 7.74 GGE.

“LFG” refers to landfill gas.

“MMBtu” refers to British thermal units.

“Renewable Power” refers to electricity generated from renewable sources.

“RNG” refers to renewable natural gas.

“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.

“RIN” refers to Renewal Identification Numbers.

“EPA” refers to Environmental Protection Agency.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leading vertically integrated renewable fuels platform involved in the production and distribution of renewable natural gas (RNG) for the heavy-duty truck market. RNG is a proven low-carbon fuel that is rapidly decarbonizing the transportation industry now while also significantly reducing fuel costs for fleet owners. OPAL Fuels captures harmful methane emissions at the source and recycles the trapped energy into a commercially viable, lower-cost alternative to diesel fuel. The company also develops, constructs, and services RNG and hydrogen fueling stations. As a producer and distributor of carbon-reducing fuel for heavy-duty truck fleets for more than a decade, OPAL Fuels delivers complete renewable solutions to customers and production partners. To learn more about OPAL Fuels and how it is leading the effort to capture North America’s harmful methane emissions and decarbonize the transportation industry, please visit www.opalfuels.com and follow the company on LinkedIn and Twitter at @OPALFuels.
# # #
Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or OPAL Fuels’ (the “Company”) future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,”

“could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's quarterly report on Form 10Q filed on November 14, 2022, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information
Media
Jason Stewart
Senior Director Public Relations & Marketing
914-421-5336
jstewart@opalfuels.com

ICR, Inc.
OPALFuelsPR@icrinc.com

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com

OPAL FUELS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except per share data)

	December 31, 2022	December 31, 2021 (1)
Assets
Current assets:
Cash and cash equivalents (includes $12,506 and $1,991 at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	$40,394	$39,314
Accounts receivable, net (includes $966 and $40 at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	31,083	25,391
Accounts receivable, related party	12,421	—
Restricted cash - current (includes $6,971 and $— at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	32,402	—
Short term investments	64,976	—
Fuel tax credits receivable	4,144	2,393
Contract assets	9,771	8,484
Parts inventory	7,311	5,143
Environmental credits held for sale	1,674	386
Prepaid expense and other current assets (includes $415 and $113 at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	7,625	5,482
Derivative financial assets, current portion	182	382
Total current assets	211,983	86,975
Capital spares	3,443	3,025
Property, plant, and equipment, net (includes $73,140 and $27,794 at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	297,323	169,770
Operating right-of use assets	11,744	—
Investment in other entities	51,765	47,150
Note receivable	—	9,200
Note receivable - variable fee component	1,942	1,656
Derivative financial assets, non-current portion	954	—
Deferred financing costs	3,013	2,370
Other long-term assets	1,489	489
Intangible assets, net	2,167	2,861
Restricted cash - non-current (includes $2,923 and $1,163 at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	4,425	2,740
Goodwill	54,608	54,608
Total assets	$644,856	$380,844
Liabilities and Equity
Current liabilities:
Accounts payable (includes $4,896 and $544 at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	22,679	12,581
Accounts payable, related party	1,346	166
Fuel tax credits payable	3,320	1,978
Accrued payroll	7,779	7,652
Accrued capital expenses (includes $7,821 and $1,722 at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	11,922	5,517
Accrued expenses and other current liabilities (includes $646 and $— at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	10,773	7,220

Contract liabilities	8,013	9,785
Senior Secured Credit Facility - term loan, current portion, net of debt issuance costs	15,250	73,145
Senior Secured Credit Facility - working capital facility, current portion	7,500	7,500
OPAL Term Loan, current portion	27,732	13,425
Sunoma loan, current portion (includes $380 and $756 at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	380	756
Convertible Note Payable	28,528	—
Municipality loan	76	194
Derivative financial liability, current portion	4,596	992
Operating lease liabilities - current portion	630	—
Other current liabilities	1,085	374
Asset retirement obligation, current portion	1,296	831
Total current liabilities	152,905	142,116
Asset retirement obligation, non-current portion	4,960	4,907
OPAL Term Loan	66,600	59,090
Convertible Note Payable	—	58,710
Sunoma loan, net of debt issuance costs (includes $21,712 and $16,199 at December 31, 2022 and December 31, 2021, respectively, related to consolidated VIEs)	21,712	16,199
Municipality loan	—	84
Operating lease liabilities - non-current portion	11,245	—
Earn out liabilities	8,790	—
Other long-term liabilities	825	4,781
Total liabilities	267,037	285,887
Commitments and contingencies
Redeemable preferred non-controlling interests	138,142	30,210
Redeemable non-controlling interests	1,013,833	63,545
Stockholders' (deficit) equity
Class A common stock, $0.0001 par value, 337,852,251 shares authorized as of December 31, 2022; 29,477,766 and 0 shares, issued and outstanding at December 31, 2022 and December 31, 2021, respectively	3	—
Class B common stock, $0.0001 par value, 157,498,947 shares authorized as of December 31, 2022; None issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Class C common stock, $0.0001 par value, 154,309,729 shares authorized as of December 31, 2022; None issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Class D common stock, $0.0001 par value, 154,309,729 shares authorized as of December 31, 2022; 144,399,037 issued and outstanding at December 31, 2022 and December 31, 2021	14	14
Additional paid-in capital	—	—
Accumulated deficit	(800,813)	—
Accumulated other comprehensive income	195	—
Total Stockholders' (deficit) equity attributable to the Company	(800,601)	14
Non-redeemable non-controlling interests	26,445	1,188
Total Stockholders' (deficit) equity	(774,156)	1,202
Total liabilities, Redeemable preferred, Redeemable non-controlling interests and Stockholders' (deficit) equity	$644,856	$380,844
(1) Retroactively restated for the reverse capitalization upon completion of Business Combination.

OPAL FUELS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per unit data)

	Twelve Months Ended December 31,
	2022	2021
Revenues:
RNG fuel (includes revenues from related party of $76,920 and $0 for the years ended December 31, 2022 and 2021, respectively)	$126,830	$70,360
Fuel station services	69,240	50,440
Renewable Power (includes revenues from related party of $5,495 and $3,008 for the years ended December 31, 2022 and 2021, respectively)	39,461	45,324
Total revenues	235,531	166,124
Operating expenses:
Cost of sales - RNG fuel	78,953	41,075
Cost of sales - Fuel station services	61,514	42,838
Cost of sales - Renewable Power	31,580	31,152
Selling, general, and administrative	48,569	29,380
Depreciation, amortization, and accretion	13,136	10,653
Total expenses	233,752	155,098
Operating income	1,779	11,026

Interest and financing expense, net	(6,640)	(7,467)
Change in fair value of derivative instruments, net	33,081	99
Other income	1,943	—
Loss on warrant exchange	(3,368)	—
Gain on acquisition of equity method investment	—	19,818
Gain on deconsolidation of VIEs	—	15,025
Income from equity method investments	5,784	2,268
Income before provision for income taxes	32,579	40,769
Provision for income taxes	—	—
Net income	32,579	40,769
Net income attributable to redeemable non-controlling interests	22,409	41,363
Net loss attributable to non-redeemable non-controlling interests	(1,153)	(804)
Paid-in-kind preferred dividends (1)	7,932	210
Net income attributable to Class A common stockholders (2)	$3,391	$—

Weighted average shares outstanding of Class A common stock :
Basic	25,774,312	—
Diluted	26,062,398	—
Per share amounts:
Basic (2)	$0.13	$—
Diluted (2)	$0.12	$—
(1) Paid-in-kind preferred dividend is allocated between redeemable non-controlling interests and Class A common stockholders basis their weighted average percentage of ownership.
(2) Income per share information has not been presented for the year ended December 31, 2021 as it would not be meaningful to the users of these consolidated financial statements.

OPAL FUELS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands of U.S. dollars)

	Twelve Months Ended December 31,
	2022	2021

Cash flows from operating activities:
Net income	$32,579	$40,769
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Income from equity method investments	(5,784)	(2,268)
Loss on exchange of Warrants	3,368	—
Depreciation and amortization	13,015	10,078
Amortization of deferred financing costs	1,943	1,085
Amortization of operating lease right-of-use assets	770	—
Amortization of PPA liability	—	(260)
Accretion expense related to asset retirement obligation	121	575
Stock-based compensation	1,469	639
Provision for bad debts	499	—
Paid-in-kind interest income	(286)	(406)
Change in fair value of Convertible Note Payable	413	3,300
Change in fair value of the earnout liabilities	(37,111)	—
Unrealized gain on derivative financial instruments	3,867	(645)
Gain on repayment of Note receivable	(1,943)	—
Gain on acquisition of equity method investment	—	(19,818)
Gain on deconsolidation of VIEs	—	(15,025)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	(6,191)	(2,944)
Accounts receivable, related party	(12,421)	—
Proceeds received on previously recorded paid-in-kind interest income	288	—
Fuel tax credits receivable	(1,751)	(117)
Capital spares	(418)	155
Parts inventory	(2,168)	(899)
Environmental credits held for sale	(1,288)	159
Prepaid expense and other current assets	(3,108)	(2,928)
Contract assets	(1,287)	(2,960)
Accounts payable	10,143	2,559
Accounts payable, related party	1,180	(1,413)
Fuel tax credits payable	1,342	33
Accrued payroll	127	4,864
Accrued expenses	3,237	(1,483)
Operating lease liabilities - current and non-current	(640)	—
Other current and non-current liabilities	452	699
Contract liabilities	(1,772)	5,107
Net cash (used in) provided by operating activities	(1,355)	18,856
Cash flows from investing activities:
Purchase of property, plant, and equipment	(131,410)	(89,646)
Cash acquired on acquisition of equity method investment	—	1,975
Deconsolidation of VIEs, net of cash	—	(21,208)
Cash paid for short term investments	(64,976)	—
Capitalized interest attributable to equity method investments	(597)	(1,570)

Purchase of Note receivable	—	(10,450)
Proceeds received from repayment of Note receivable	10,855	—
Distributions received from equity method investment	2,100	3,695
Net cash used in investing activities	(184,028)	(117,204)
Cash flows from financing activities:
Proceeds from Sunoma loan	4,593	15,679
Proceeds from OPAL Term Loan	40,000	75,000
Proceeds received from Business Combination	138,850	—
Financing costs paid to other third parties	(8,321)	(3,607)
Repayment of Senior Secured Credit Facility	(58,603)	(4,901)
Repayment of Senior Secured Credit Facility - working capital facility	—	(5,182)
Repayment of OPAL Term Loan	(18,910)	—
Repayment of Municipality loan	(202)	(194)
Repayment of Trustar Revolver Facility	—	(10,000)
Proceeds from sale of non-redeemable non-controlling interest, related party	23,143	38,218
Contributions from non-redeemable non-controlling interests, related party	—	21,165
Acquisition of non-controlling interest	—	(5,000)
Proceeds from issuance of redeemable preferred non-controlling interests, related party	100,000	—
Contributions from members	—	7,531
Distributions to members	—	(3,695)
Net cash provided by financing activities	220,550	125,014
Net increase in cash, restricted cash, and cash equivalents	35,167	26,666
Cash, restricted cash, and cash equivalents, beginning of period	42,054	15,388
Cash, restricted cash, and cash equivalents, end of period	$77,221	$42,054
Supplemental disclosure of cash flow information
Interest paid, net of $3,678 and $861 capitalized, respectively	$7,013	$4,339
Noncash investing and financing activities:
Issuance of Convertible Note Payable related to business acquisition, excluding paid-in-kind interest	$—	$55,410
Fair value of Class A common stock issued for redemption of Convertible Note Payable	$30,595	$—
Fair value of Class A common stock issued for redemption of Public and Private warrants	$25,919	$—
Fair value of Derivative warrant liabilities assumed related to Business Combination	$13,524	$—
Fair value of Earnout liabilities related to Business Combination	$45,900	$—
Fair value of put option on a forward purchase agreement related to Business Combination	$4,600	$—
Fair value of contingent consideration to redeem the non-controlling interest included in other long-term liabilities	$183	$4,456
Paid-in-kind dividend on redeemable preferred non-controlling interests	$7,932	$210
Right-of-use assets for finance leases as of January 1, 2022 included in Property, Plant and equipment, net	$801	$—
Lease liabilities for finance leases as of January 1, 2022 included in Accrued expenses and other current liabilities	$316	$—
Lease liabilities for finance leases as of January 1, 2022 included in Other long-term liabilities	$485	$—
Accrual for purchase of Property, plant and equipment included in Accounts payable and Accrued capital expenses	$11,922	$6,205
Accrual for deferred financing costs included in Accrued expenses and other current liabilities	$—	$1,379

Non-GAAP Financial Measures (Unaudited)
To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses a non-GAAP financial measure that it calls adjusted EBITDA (“Adjusted EBITDA”). This non-GAAP Measure adjusts net income for realized and unrealized gain on interest rate swaps, net loss attributable to non-redeemable non-controlling interests, transaction costs and one time non recurring charges, non-cash charges, major maintenance for renewable power, unrealized loss (gain) for derivative instruments, loss on warrant exchange, non cash gain on reversal of a liability to non redeemable non-controlling interests, gain on redemption of Note receivable, environmental credits associated with renewable biogas that has been produced and is in storage pending completion of certification of the relevant environmental attribute pathway(s), such credits to be monetized under a blend of forward and merchant sales contracts, and gain on acquisition of equity method investment. Management believes this non-GAAP measure provides meaningful supplemental information about the Company’s performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) the measure is used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to GAAP net income or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

The following table presents the reconciliation of our Net income to Adjusted EBITDA:

Reconciliation of GAAP Net income to Adjusted EBITDA
For the Three and Nine Months Ended December 31, 2022 and 2021
(In thousands of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income	$32,019	$21,819	$32,579	$40,769
Adjustments to reconcile net income to Adjusted EBITDA
Interest and financing expense, net	(544)	1,808	6,640	7,467
Net loss attributable to non-redeemable non-controlling interests	329	390	1,153	804
Depreciation, amortization and accretion (1)	4,046	3,981	15,125	11,713
Unrealized loss on derivative instruments (2)	(30,559)	89	(32,569)	2,923
Loss on warrant exchange	3,368	—	3,368	—
Non-cash charges (3)	1,566	160	3,160	639
Transaction costs and one time non-recurring charges (4)	10,057	3,412	20,558	5,191
Major maintenance for Renewable Power	43	1,190	4,701	5,946
Gain on repayment of Note receivable (5)	—	—	(1,398)	—
Gas in storage (6)	(171)	—	7,427	—
Gain on deconsolidation of entities	—	(15,025)	—	(15,025)
Gain on acquisition of equity method investments	—	—	—	(19,818)
Adjusted EBITDA	$20,154	$17,824	$60,744	$40,609

(1) Includes depreciation, amortization and accretion on equity method investments.

(2) Unrealized loss on derivative instruments includes change in fair value of interest rate swaps, commodity swaps, earnout liabilities, warrant liabilities, contingent liability to non-controlling interest and put option on a forward purchase agreement.

(3) Non-cash charges includes stock based compensation expense, certain expenses included in selling, general and administrative expenses relating to employee benefit accruals, inventory write down charges included in cost of sales - RNG fuel and loss on disposal of assets.

(4) Transaction costs relate to consulting and professional fees incurred in connection with the Business Combination that could not be capitalized per GAAP. One time non-recurring charges include certain expenses related to development expenses on our RNG facilities such as lease expenses incurred during construction phase that could not be capitalized per GAAP and shutdown costs on two of our Renewable Power facilities.

(5) Gain on repayment of Note receivable excludes $0.5 million of prepayment penalty received in cash.
(6) Represents stored biogas anticipated to generate RINs and LCFSs upon completion of certification. These RINs will be monetized under a blend of forward and merchant sales contracts.